                                                       DRAFT: NOVEMBER 13, 1997

                                   2,500,000 SHARES

                             PENTEGRA DENTAL GROUP, INC.

                                     COMMON STOCK

                           FORM OF UNDERWRITING AGREEMENT
                           ------------------------------

                                                             ________ ___, 1997

LEHMAN BROTHERS INC.
RAUSCHER PIERCE REFSNES, INC.
As Representatives of the several
  Underwriters named in Schedule I,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         Pentegra Dental Group, Inc., a Delaware corporation (the "Company"), proposes to sell 2,500,000 shares (the "Firm Stock") of the Company's common stock, par value $.001 per share ("Common Stock"). In addition, the Company proposes to grant to the Underwriters named in Schedule I hereto (the "Underwriters") an option to purchase up to an additional 375,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants and agrees that:

         (a) A registration statement on Form S-1 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the prior written consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with
    Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule
    430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which written information is specifically identified in Section 8(e)).

         (c) After giving effect to the share exchange (the "Share Exchange") among the Company and the holders of the outstanding shares of common stock of Pentegra Investments, Inc., a Delaware corporation ("PII"), to be completed on the First Delivery Date (as hereinafter defined) pursuant to the terms of the Exchange Agreement dated as of July 31, 1997 among the Company, PII and the holders of common stock of PII (the "Share Exchange Agreement") (a copy of which has been filed as an exhibit to the Registration Statement), PII will be the only subsidiary (as defined in
    Section 15) of the Company as of the First Delivery Date, and the Company has never had any other subsidiary.

         (d) The Company, PII and each of the entities that, on or prior to the First Delivery Date, will have entered into an Acquisition Agreement (as hereinafter defined) and/or a management service agreement or similar contract (each, a "Service Agreement") with the Company (collectively, the "PA Affiliates"), other than those PA Affiliates that are sole proprietorships, have been duly organized and are validly existing in good standing (to the extent applicable) under the laws of their respective jurisdictions of organization, are duly registered and qualified to transact business and are in good standing as foreign corporations, professional corporations, professional associations, limited liability companies or limited partnerships, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, lease, operate or hold their respective properties and to conduct the businesses in which they are engaged. The PA Affiliates are listed on
    Schedule II hereto, and the information contained in such Schedule is true and correct.

         (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the shares of capital stock of the Company that will be issued and outstanding as of the First Delivery Date (before giving effect to the issuance and sale of the shares of Stock hereunder) have been duly and validly authorized and, when issued and delivered pursuant to the Share Exchange Agreement and the Acquisition Agreements (as hereinafter defined) on the First Delivery Date, will be duly and validly issued, fully paid and nonassessable, will not have been issued in violation of any preemptive or similar rights and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of PII have been duly and validly authorized and issued and are fully paid and nonassessable, have not been issued in violation of any preemptive or similar rights and, as of the First Delivery Date, will be owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (f) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights; and the Stock will conform to the description thereof contained in the Prospectus.

         (g) The Company has the power and authority to enter into this Agreement and to issue, sell and deliver the Stock to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (h) The Company has the power and authority to enter into each of the acquisition transactions to be consummated on the First Delivery Date, as described in the Registration Statement and the Prospectus (collectively, the "Acquisitions"), each of the agreements pursuant to which an Acquisition is being consummated (collectively, the "Acquisition Agreements" and, together with the Service Agreements, the "Transaction Agreements") and each of the Service Agreements to which it is (or, as of the First Delivery Date, will be) a party. Each PA Affiliate has the power and authority to enter into each Transaction Agreement to which it is (or, as of the First Delivery Date, will be) a party. The execution and delivery of, and the performance by the Company and the PA Affiliates of their respective obligations under, the Transaction Agreements to which they are parties, respectively, have been duly and validly authorized by the Company and the PA Affiliates and each Transaction Agreement has been (or, in the case of any such Transaction Agreement to be entered into between the date of this Agreement and the time of the deliveries to be made under this Agreement on the First Delivery Date, will, as of the First Delivery Date, be) duly executed and delivered by the Company and each PA Affiliate that is a party to such agreement, and constitutes (or, in the case of any such Transaction Agreement to be entered into between the date of this Agreement and the time of the deliveries to be made under this Agreement on the First Delivery Date, will, as of the First Delivery Date, constitute) the legal, valid and binding agreement of the Company and each such PA Affiliate, enforceable in accordance with its terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (i) The execution, delivery and performance of this Agreement and each of the Transaction Agreements by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, PII or any of the PA Affiliates is a party or by which the Company, PII or any of the PA Affiliates is bound or to which any of the property or assets of the Company, PII or any of the PA Affiliates is subject, nor will such actions result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company, PII or any of the PA Affiliates or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, PII or any of the PA Affiliates or any of their respective properties or assets; except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of any of the Transaction Agreements or the consummation of the transactions contemplated thereby.

         (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person, (ii) require the Company to include such securities in the securities registered pursuant to the Registration Statement or
    (iii) except as described in the Prospectus, require that any securities be registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (k) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

         (l) None of the Company, PII or any of the PA Affiliates has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, (i) there has not been any material change in the capital stock or long-term or short-term debt of the Company, PII or any of the PA Affiliates or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations or prospects of the Company, otherwise than as set forth or contemplated in the Prospectus and (ii) except as may otherwise be disclosed in the Prospectus, the Company has not
    (A) issued or granted any securities, (B) incurred any liability or obligation, direct, indirect or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (C) entered into any transaction not in the ordinary course of business or (D) declared or paid any dividend on its capital stock.

         (m) The financial statements (including the related notes and any supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the pro forma balance sheet of the Company, together with the related notes, as set forth in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the applicable provisions of Article 11 of Regulation S-X promulgated by the Commission with respect to pro forma financial statements and have been properly compiled on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and has been prepared on a basis consistent with such financial statements and the books and records of the Company.

         (n) Coopers & Lybrand LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(i) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (o) None of the Company, PII or the PA Affiliates (i) is in violation of its charter, by-laws or other organizational documents, if any, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

         (p) Neither the Company, PII nor any of the PA Affiliates has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), or any foreign, federal or state law relating to the practice of dentistry or governing the provision of dental services or the collection and/or application of fees therefrom (collectively, "Applicable Healthcare Laws"), or any foreign, federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable foreign, federal or state wages and hours laws, or any provisions of the United States Employee Retirement Income Security Act of 1976, as amended (together with the rules and regulations thereunder, "ERISA"), or the rules and regulations promulgated thereunder, which, singly or in the aggregate, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and PII, taken as a whole ("Material Adverse Effect").

         (q) Each of the Company, PII and the PA Affiliates has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws and Applicable Healthcare Laws and related governmental regulations, as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure to have such permits would not, singly or in the aggregate, have a Material Adverse Effect; each of the Company, PII and the PA Affiliates has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permits, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure so to fulfill or perform or the occurrence of such an event would not, singly or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company, PII or the PA Affiliates. Each of the (i) dentists and (ii) other professionals involved in providing dental care to patients (each, a "Dental Professional") who is employed by or affiliated with a PA Affiliate has such permits under Applicable
    Healthcare Laws and related governmental regulations (including, as applicable, state and local licenses to practice dentistry and federal
    Drug Enforcement Agency Controlled Substances Registration certificates) as are necessary to provide dental care in such jurisdictions as are contemplated by the Service Agreement to be entered into between that PA Affiliate and the Company on the First Delivery Date; each of such Dental Professionals has fulfilled and performed all of his or her material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time (or both) would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of such permit; and, except as described in the Prospectus, no such permit contains any restrictions that are materially burdensome to the holder thereof or the PA Affiliate with which that holder is affiliated or employed. The Company's and each PA Affiliate's business practices do not violate any foreign, federal or state laws regarding dentist ownership of (or financial relationship with), and referral to, entities providing dental-related goods or services, or laws respecting financial interests held by dentists in entities to which they may refer patients for the provision of dental-related goods or services. None of the PA
    Affiliates (or any of their respective predecessors) has billed or accepted payment from any Medicare, Medicaid or CHAMPUS program during the two years preceding the date of this Agreement in an aggregate amount that was material to their respective total billings or payments for either of those years.

         (r) The Company, PII and each of the PA Affiliates have good and marketable title in fee simple to all real property that has been or, pursuant to the Acquisition Agreements, is to be acquired by the Company on or before the First Closing Date and good and marketable title to all personal property owned by them that has been or, pursuant to the Acquisition Agreements, is to be acquired by the Company on or before the First Closing Date, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, PII and the PA Affiliates; and all real property and buildings held under lease by the Company, PII and the PA Affiliates are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, PII and the PA Affiliates. Each PA Affiliate has obtained all consents of third parties necessary under each lease (whether relating to real property or personal property) to which it is a party for the consummation of the transactions contemplated by the Transaction Agreements to which it is (or, as of the First Delivery Date, will be) a party.

         (s) The Company, PII and each of the PA Affiliates carry, or otherwise are covered by, insurance in such amounts and covering such risks (including, without limitation, malpractice risks) as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses; and none of the Company, PII or any of the PA Affiliates has received any notice of cancellation or nonrenewal with respect to such insurance.

         (t) Each of the Company, PII and the PA Affiliates owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses used in the conduct of its business and the Company has no reason to believe that the conduct of their respective businesses will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

         (u) There are no legal or governmental proceedings (domestic or foreign) pending to which the Company, PII or any of the PA Affiliates is a party or of which any property or assets of the Company, PII or any of the PA Affiliates is the subject which, singly or in the aggregate, if determined adversely to the Company, PII or any of the PA Affiliates, might have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others.

         (v) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement as required.

         (w) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus and that is not so described.

         (x) No labor disturbance by the employees of the Company, PII or any of the PA Affiliates exists or, to the knowledge of the Company, is imminent which might be expected to, singly or in the aggregate, have a Material Adverse Effect; none of the Company, PII or any of the PA Affiliates has ever been party to a collective bargaining agreement; and there are no significant unfair labor practice complaints pending against the Company, PII or any of the PA Affiliates or, to the best of the Company's knowledge, threatened against any of them. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (y) The Company and each of the PA Affiliates (i) have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and (ii) have paid all taxes due thereon. No tax deficiency has been determined adversely to the Company, PII or any of the PA Affiliates which has resulted in (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, PII or any of the PA Affiliates, might result in), singly or in the aggregate, a Material Adverse Effect.

         (z) None of the Company, PII or the PA Affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, PII or the PA Affiliates, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (aa) The Company (i) makes and keeps accurate books and records and
    (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

         (bb) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or PII (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned, leased or operated by the Company or PII in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which could require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not reasonably be expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or PII or with respect to which the Company or PII have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (cc) In connection with the offering of the Stock contemplated hereby, the Company has conducted a review of the effect of Environmental Laws on the business, operations and properties of the Company, PII and the PA Affiliates in the course of which it has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has concluded that such associated costs and liabilities would not, singly or in the aggregate, result in a Material Adverse Effect or any development involving a prospective Material Adverse Effect.

         (dd) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of the Common Stock to facilitate the sale or resale of the Stock.

         (ee) Neither the Company nor PII is, and upon consummation of the transactions contemplated hereby neither will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

         2. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,500,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

         In addition, the Company grants to the Underwriters an option to purchase up to 375,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100-share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

         The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date (as hereinafter defined) as provided herein.

         3.   OFFERING OF STOCK BY THE UNDERWRITERS.

         Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         It is understood that 175,000 shares of the Firm Stock will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. to employees and persons having business relationships with the Company who have heretofore delivered to the Representatives offers or indications of interest to purchase shares of Firm Stock in form satisfactory to the Representatives, and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by the Representatives from the Company; PROVIDED that under no circumstances will the Representatives or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the Company. It is further understood that any shares of such Firm Stock which are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

         4. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the office of Lehman Brothers Inc., New York, New York, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection and packaging by the Representatives in New York, New York, at least one full business day prior to the First Delivery Date.

         At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; PROVIDED,

HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, at least one full business day prior to the Second Delivery Date.

         5.   FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

         (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto and, (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if, at such time, any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

         (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

         (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and PII (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

         (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the Nasdaq National Market or any other quotation system or national securities exchange upon which the Common Stock may be included or listed pursuant to requirements of or agreements with such quotation system or exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

         (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock;

         (i) For a period of 180 days from the date of the Prospectus (the "180-Day Lockup Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge, issue, distribute or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc., except for (i) the issuance of the Stock hereunder, (ii) the issuances of shares of Common Stock in connection with the Share Exchange and the Acquisitions, as described in the Prospectus, (iii) the grant of options or other awards pursuant to the Company's 1997 Stock Compensation Plan, as in effect on the date hereof, and (iv) the issuance of up to 1,500,000 shares of Common Stock in connection with future acquisitions, PROVIDED that each recipient of shares of Common Stock referred to in clause (iii) or (iv) agrees with the Company not to offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of such shares during the 180-Day Lockup Period; and to cause each (A) director,
    (B) officer, (C) each person or entity (other than PII) who is, prior to the First Closing Date, a shareholder of the Company (if any), and (D) each person or entity who will receive shares of Common Stock in connection with Share Exchange or any of the Acquisitions, to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to the Representatives, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell, assign, pledge, issue, distribute, grant any option or enter into any contract for the sale or otherwise transfer or dispose of any shares of Common Stock or any other securities of the Company or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for shares of Common Stock or other securities of the Company, whether now owned or hereafter acquired by such person or entity or with respect to which such person or entity has or hereafter acquires the power of disposition, including, without limitation, any shares of Common Stock issuable under any employee stock option or warrant, during (A) the 180-Day Lockup Period, without the prior written consent of Lehman Brothers Inc., and (B) the period of one year from the date of the Prospectus (the "One-

    Year Lockup Period"), without the prior written consent of the Company, PROVIDED that the Company will not waive the foregoing restrictions applicable during the One-Year Lockup Period with respect to any shares of Common Stock (or other securities) without first notifying and consulting with Lehman Brothers, Inc.;

         (j) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus; and

         (k) Prior to filing with the Commission any reports with respect to the offering and sale of the Stock and the application of the proceeds therefrom as may be required under the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Commission thereunder, to furnish a copy thereof to the counsel for the Underwriters and receive and consider its comments thereon, and to deliver promptly to the Representatives a signed copy of each such report filed by it with the Commission.

         6. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including related fees and expenses of counsel to the Underwriters), (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of shares of the Stock by the Underwriters to employees and persons having business relationships with the Company, as described in Section 3, (i) all fees and expenses of an independent underwriter; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; PROVIDED that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (d) Jackson Walker L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

              (i) The Company and PII have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, are duly registered and qualified to transact business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure to register or qualify would not have a Material Adverse Effect), and have all power and authority necessary to own, lease, operate or hold their respective properties and conduct the businesses in which they are engaged and, to such counsel's knowledge, neither the Company nor PII is in violation of any provision of its charter, by-laws or other organizational documents;

              (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (A) have been duly and validly authorized and issued, (B) are fully paid and nonassessable, (C) have not been issued in violation of any preemptive or similar rights under the Company's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise and (D) conform to the description thereof contained in the Prospectus; after giving effect to the Share Exchange and the closing of the Acquisitions and the issuance of the shares of

         Common Stock contemplated by the Acquisition Agreements, but without giving effect to the issuance of the Stock pursuant to the terms of this Agreement, the Company has issued and outstanding ________ shares of Common Stock and no shares of preferred stock; and all of the issued shares of capital stock of PII (A) have been duly and validly authorized and issued, (B) are fully paid and nonassessable, (C) have not been issued in violation of any preemptive or similar rights under PII's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise and (D) after giving effect to the Share Exchange, will be owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

              (iii) The shares of the Stock being issued and sold by the Company to the Underwriters on such Delivery Date have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights under the Company's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise;

              (iv) Except as disclosed in the Prospectus, there are no restrictions upon the voting or transfer of any shares of the Stock pursuant to the Company's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise;

              (v) The form of certificate representing shares of Common Stock conforms to the applicable requirements of the Delaware General Corporation Law;

              (vi) Other than as set forth in the Prospectus, such counsel does not know of any legal or governmental proceedings (domestic or foreign) pending to which the Company or PII is a party or of which any property or assets of the Company or PII is the subject which, if determined adversely to the Company or PII, might, singly or in the aggregate, have a Material Adverse Effect; and such counsel does not know of any such proceedings that are threatened by any governmental authorities or threatened by others;

              (vii) The Registration Statement was declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and, to the knowledge of such counsel after making telephone inquiries to the staff of the Commission on such Delivery Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

              (viii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and schedules (including the notes thereto and the auditors' reports thereon) and the other financial data included therein and the exhibits thereto, as to which such counsel need express no opinion) appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations;

              (ix) To the knowledge of such counsel, (i) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and (ii) the descriptions thereof or references thereto are correct;

              (x) The Company has full corporate power and authority to enter into this Agreement and to issue, sell and deliver the Stock to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

              (xi) The execution and delivery of this Agreement, the issuance and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or PII is a party or by which the Company or PII is bound or to which any of the property or assets of the Company or PII is subject and which has been filed as an exhibit to the Registration Statement, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or PII or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or PII or any of their properties or assets, other than (i) state securities laws of the various states or other jurisdictions or
         (ii) dental regulations (as to which such counsel shall deliver a reasoned opinion as contemplated by Subsection 7(d)(xii) below); and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby;

              (xii) The Company has the corporate power and authority to enter into the Transaction Agreements to which it is a party and to perform its obligations thereunder; the execution and delivery of, and the performance by the Company of its obligations under, the Transaction Agreements have been duly and validly authorized by the Company, and each Transaction Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as that enforceability may be subject to the effect of (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); PROVIDED that the opinion set forth in this subparagraph with respect to enforceability of the Transaction Agreements will be subject to a reasoned analysis of the prohibition against the corporate practice of dentistry in the State of Texas established by the Tex. Health & Safety Code Ann. arts. 4548a and 4551a(8) and the line of analogous court decisions relating to the corporate practice of medicine including FLYNN BROS., INC. V. FIRST MEDICAL ASSOC., 715 S.W.2d 782 (Tex.App.--Dallas 1986, writ ref'd n.r.e.);

              (xiii) Each of the Acquisitions has been consummated pursuant to the terms of the Acquisition Agreement related thereto;

              (xiv) The Share Exchange has been completed pursuant to the terms of the Share Exchange Agreement;

              (xv) The Stock and the shares of Common Stock issued in connection with the Share Exchange and the Acquisitions have been approved for inclusion on the Nasdaq National Market;

              (xvi) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder; and

              (xvii) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person, (ii) require the Company to include such securities in the securities registered pursuant to the Registration Statement or (iii) except as described in the Prospectus, require that any securities be registered pursuant to any other registration statement filed by the Company under the Securities Act.

    In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the corporate laws of the State of Delaware. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom and (ii) the other financial information contained therein or omitted therefrom, and it being understood that such counsel is not, by this statement, making any statement as to the accuracy of any statement or representation contained in any exhibit to the Registration Statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

         (e) Kimberlee K. Rozman, general counsel of the Company, shall have furnished to the Representatives her opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

              (i) The Company and PII have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, are duly registered and qualified to transact business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure so to register or qualify would not have a Material Adverse Effect), and have all power and authority necessary to own, lease, operate or hold their respective properties and conduct the businesses in which they are engaged and, to such counsel's knowledge, neither the Company nor PII is in violation of any provision of its charter, by-laws or other organizational documents;

              (ii) The shares of the Stock being issued and sold by the Company to the Underwriters on such Delivery Date have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights under the Company's charter or by-laws, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise;

              (iii) There are no restrictions upon the voting or transfer of any shares of the Stock pursuant to the Company's charter or by-laws, the laws of the State of Delaware or, to such counsel's knowledge, otherwise;

              (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings (domestic or foreign) pending to which the Company or PII is a party or of which any property or assets of the Company or PII is the subject which, if determined adversely to the Company or PII, might, singly or in the aggregate, have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others;

              (v) The Company has full corporate power and authority to enter into this Agreement and to issue, sell and deliver the Stock to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

              (vi) The execution and delivery of this Agreement, the issuance and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or PII is a party or by which the Company or PII is bound or to which any of the property or assets of the Company or PII is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or PII or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or PII or any of their properties or assets, other than state securities laws of the various states or other jurisdictions; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby;

              (vii) The Company has the corporate power and authority to enter into the Transaction Agreements to which it is a party and to perform its obligations thereunder; the execution and delivery of, and the performance by the Company of its obligations under, the Transaction Agreements have been duly and validly authorized by the Company, and each Transaction Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as that enforceability may be subject to the effect of (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); PROVIDED that the opinion set forth in this subparagraph with respect to enforceability of the Transaction Agreements in each of the applicable jurisdictions may be subject to a reasoned analysis of the prohibition against the corporate practice of dentistry in the applicable jurisdiction, as set forth in an opinion of other counsel delivered as provided in the last paragraph of this Section 7(e);

              (viii) To the best of such counsel's knowledge, (i) there are no contracts or other documents that are required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or referred to therein or filed as exhibits to the Registration Statement, (ii) the descriptions thereof or references thereto are correct and (iii) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed, except for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect;

              (ix) The Company has full corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits would not, singly or in the aggregate, have a Material Adverse Effect), to own its properties and to conduct its business in the manner described in the Prospectus;

              (x) The Company's conduct of its business complies in all material respects with the laws and governmental regulations relating to the corporate practice of dentistry in each jurisdiction in which it conducts its business (except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect);

              (xi) Each of the Acquisitions has been consummated pursuant to the terms of the Acquisition Agreement related thereto;

              (xii) The Share Exchange has been completed pursuant to the terms of the Share Exchange Agreement;

              (xiii) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person,
         (ii) require the Company to include such securities in the securities registered pursuant to the Registration Statement or (iii) except as described in the Prospectus, require that any securities be registered pursuant to any other registration statement filed by the Company under the Securities Act; and

              (xiv) The statements contained in the Prospectus under the captions "Risk Factors--Absence of Combined Operating History," "Risk Factors--Reliance on Affiliated Practices and Dentists," "Risk Factors--Government Regulation," "Risk Factors--Potential Effect of Shares Eligible for Future Sale on Price of Common Stock," "Risk Factors--Certain Anti-takeover Provisions," "Business--Summary of Terms of Acquisitions," "Business--Service Agreements," "Business--Dentist Agreement," "Business--Dentist Employment Agreements," "Business--Litigation and Insurance," "Business--Government Regulation," "Management--Executive
         Compensation," "Management--Employment Agreements,"
         "Management--1997 Stock Compensation Plan," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting," and in Items 14 and

         15 of Part II of the Registration Statement, insofar as such statements purport to summarize the provisions of the documents or agreements referred to therein or matters of law or legal conclusions, are true and correct in all material respects and constitute a fair summary thereof.

         In rendering such opinion, such counsel may rely, to the extent she considers such reliance appropriate, upon the opinion of other counsel retained by her or the Company (which may include local counsel referred to in Section 7(f)), PROVIDED that such other counsel is satisfactory to counsel for the Underwriters, furnishes a copy of its opinion to the Representatives and specifically addresses such opinion to the Representatives. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) she has acted as general counsel of the Company since its inception and, as such, is familiar with the Company, its operations and the terms and conditions of the Acquisitions and the Service Agreements and has acted as general counsel of the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to her attention which lead her to believe that the Registration Statement (other than the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom, and it being understood that such counsel is not, by this statement, making any statement as to the accuracy of any statement or representation contained in any exhibit to the Registration Statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) The Representatives shall have received from local counsel to the Company licensed to practice in each jurisdiction in which a PA Affiliate is organized or doing business, which local counsel shall be satisfactory to the Representatives, such opinions, dated such Delivery Date and expressly addressed to the Representatives, on behalf of the Underwriters, each in substantially the form of the opinion letter set forth in Exhibit A hereto, with such changes thereto as shall be acceptable to the Representatives. The Representatives shall have received from local counsel to each of the PA Affiliates licensed to practice in each jurisdiction in which a PA Affiliate is organized or doing business, which local counsel shall be satisfactory to the Representatives, such opinions, dated such Delivery Date and expressly addressed to the Representatives, on behalf of the Underwriters, each in substantially the form of the opinion letter set forth in Exhibit B hereto, with such changes thereto as shall be acceptable to the Representatives.

         (g) The Representatives shall have received from Baker & Botts, L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (h) At the time of execution of this Agreement, the Representatives shall have received from Coopers & Lybrand LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (i) With respect to the letter of Coopers & Lybrand LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission,
    (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter (PROVIDED that such date shall not be prior to the Effective Date)), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and
    (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board or its President and Chief Executive Officer and its Chief Financial Officer stating that:

              (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all of its agreements contained herein; and the conditions set forth herein have been fulfilled; and

              (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (k) (i) None of the Company, PII or the PA Affiliates shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or (ii) since such date there shall not have been any material change in the capital stock or long-term or short-term debt of the Company, PII or any of the PA Affiliates or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations or prospects of the Company and PII, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (l) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives or a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (m) The Stock, together with the shares of Common Stock issued or to be issued in connection with the Share Exchange and the Acquisitions, shall have been approved for inclusion on the Nasdaq National Market.

         (n) The Share Exchange shall have been completed pursuant to the terms of the Share Exchange Agreement.

         (o) The Acquisitions shall have been consummated on the terms set forth in the Registration Statement and the Acquisition Agreements, without waiver or modification of any material terms or provisions of any Acquisition Agreement, except as may be approved by the Representatives.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company (including, for purposes of this Section 8, any subsidiaries of the Company) shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained
    (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any

    Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be represented by separate counsel, and, in that event, the fees and expenses of such separate counsel (in addition to the fees and expenses of any local counsel) shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a full and unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The
    Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section
    11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Underwriters severally confirm that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct, and the Underwriters and the Company agree that such information constitutes the only information concerning any of the Underwriters furnished in writing to the Company by or on behalf of any of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         9.   DEFAULTING UNDERWRITERS.

         If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Firm Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

         11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock and, upon demand, the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Facsimile No.: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, New York 10285;

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Gary S. Glatter (Facsimile
    No.: 602-952-0544);

    PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

         13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act for the benefit of each and (b) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                  Very truly yours,

                                  PENTEGRA DENTAL GROUP, INC.


                                  By:
                                      ---------------------------------------
                                      Gary S. Glatter
                                      President and Chief Executive Officer


Accepted:

LEHMAN BROTHERS INC.
RAUSCHER PIERCE REFSNES, INC.


For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By LEHMAN BROTHERS INC.


By:
    -----------------------------------
    AUTHORIZED REPRESENTATIVE